Exhibit 5.1

2800 JPMorgan Chase Tower, 600 Travis Houston, TX 77002 Telephone: 713-226-1200 Fax: 713-223-3717 www.lockelord.com

February 15, 2018

ION Geophysical Corporation

2105 CityWest Blvd., Suite 100

Houston, Texas 77042

Ladies and Gentlemen:

You have requested our opinion, as counsel to Ion Geophysical Corporation, a Delaware corporation (the “Company”), with respect to certain matters in connection with the offering by the Company of 1,820,000 shares of its common stock, par value $0.01 (the “Shares”), plus warrants (the “Warrants”) to purchase an additional 1,820,000 shares of the Company’s common stock (the “Warrant Shares”) pursuant to the Registration Statement on Form S-3 (No. 333-213769) (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933 (the “Act”) and declared effective on December 2, 2016, the prospectus included within the Registration Statement (the “Base Prospectus”), and the prospectus supplement dated February 15, 2018 filed with the Commission pursuant to Rule 424(b) of the Rules and Regulations of the Act (the “Prospectus Supplement”) The Base Prospectus and Prospectus Supplement are collectively referred to as the “Prospectus.” The Shares, the Warrants and the Warrant Shares are to be sold by the Company as described in the Registration Statement and the Prospectus.

We have examined those records and documents as we have deemed necessary, including but not limited to originals, photocopies or conformed copies of: (i) the Registration Statement (including the exhibits thereto); (ii) the Restated Certificate of Incorporation and Bylaws of the Company, each as amended to date; (iii) the corporate proceedings of the Company; and (iv) all other certificates, agreements and documents that we have considered relevant and necessary as a basis for the opinions expressed in this letter. In addition, we have made those other examinations of law and fact as we considered necessary to form a basis for our opinions.

As to certain questions of fact material to our opinions that we have not independently established, we have relied upon representations of public officials and upon certificates from officers of the Company.

In rendering the following opinions, we have assumed: (i) all information contained in all documents reviewed by us is true and correct; (ii) the genuineness of all signatures on all documents reviewed by us; (iii) the authenticity and completeness of all documents submitted to us as originals; (iv) the conformity to authentic originals of all documents submitted to us as certified or photostatic copies; and (v) each natural person signing any document reviewed by us had the legal capacity to do so. We have also assumed the due authorization, execution and delivery of all documents where authorization, execution and delivery are prerequisites to the effectiveness of such documents.

On the basis of the foregoing, and in reliance thereon, and subject to the qualifications herein stated, we are of the opinion that (i) the Shares, when issued and sold in accordance with the Registration Statement and the Prospectus, will be validly issued, fully paid and nonassessable, (ii) provided that the Warrants have been duly executed and delivered by the Company and duly delivered to the purchasers thereof against payment therefor, the Warrants, when issued and sold as contemplated in the Registration Statement and Prospectus, will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity), and (iii) the Warrant Shares, when issued and paid for in accordance with the terms of the Warrants, will be validly issued, fully paid and nonassessable.

The opinions expressed in this letter are limited to the laws of the State of Texas, the General Corporation Law of the State of Delaware and the federal securities laws of the United States of America.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters.

We consent to the use of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the prospectus included as a part of the Registration Statement. In giving this consent, we do not admit that this firm is in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

This opinion is rendered on the date hereof and we disclaim any duty to advise you regarding any changes in the matters addressed herein.

Very truly yours,
/s/ Locke Lord LLP
LOCKE LORD LLP